Exhibit 10.3

HOTEL NAME

CITY, STATE

LEASE AGREEMENT

DATED:                  , 2019

TENANT:  LF3              TRS, LLC

LANDLORD:  LF3             , LLC

SUMMARY OF BASIC LEASE PROVISION

1.	Location:	[property address]

2.	Rent Commencement Date:	See Paragraph 3.5

3.	Landlord’s Address:	1635 43rd Street South, Suite 205
Fargo, ND 58103
Phone: 701-630-6500
Fax: 701-281-7145

4.	Tenant’s Address:	1635 43rd Street South, Suite 205
Fargo, ND 58103
Phone: 701-630-6500
Fax: 701-281-7145

5.	Property:	[property name]

6.	Primary Term:	Ten (10) years commencing on the Rent Commencement Date

7.	Extension Options:	See Paragraph 2.4

8.	Rent:	See Paragraph 3

LEASE AGREEMENT

This Lease Agreement (hereinafter the “Lease”) is made and entered into by and between:

“Landlord:”	LF3 , LLC
1635 43rd Street South, Suite 205
Fargo, ND 58103
Phone: 701-630-6500
Fax: 701-281-7145

“Tenant:”	LF3 TRS, LLC
1635 43rd Street South, Suite 205
Fargo, ND 58103
Phone: 701-630-6500
Fax: 701-281-7145

W I T N E S S E T H:

1.                                      DEMISE AND PREMISES.

Landlord, in consideration of the rents hereinafter reserved and agreed to be paid by Tenant, hereby leases to Tenant, and Tenant hereby leases from Landlord all of the land situated within the County of Mecklenburg and State of North Carolina, as more particularly described with full legal description in Exhibit A (the “Land”), containing improvements thereon, including fixtures (the “Building”), (the Land and Building hereinafter collectively referred to as the “Premises”), together with all Landlord’s rights, privileges, easements, and appurtenances in, over and upon adjoining and adjacent public and private land, highways roads and streets reasonably required for ingress and egress to and from the Premises.

2.                                      TERM OF LEASE, HOLDOVER AND OPTIONS

2.1                               Tenant shall have and hold the same for a term commencing on the date of Landlord’s purchase of the Premises (“Purchase Date”) as provided in Article 3 below (“Rent Commencement Date” as such term defined in Paragraph 3.5) and ending in the last day of the calendar month following the expiration of the tenth (10th) Lease Year.

2.2                               Landlord and Tenant agree to sign within 10 days following the Rent Commencement Date, a document titled “Memorandum of Lease” in the form set forth in Exhibit G, reciting the Rent Commencement Date and termination date of the Lease term and the commencement of Tenant’s liability for the payment of Rent (as such term defined in Paragraph 3),  and other charges specified herein, and this document shall be conclusive as to the Lease term.

2.3                               Should Tenant continue to occupy the Premises, or any part thereof, after the expiration of the initial or Extended Term of this Lease, unless otherwise agreed in writing, such occupancy shall constitute and be construed as a tenancy from month to month on the same terms and conditions of this Lease then in effect, and Landlord or Tenant may terminate the month to month tenancy upon ninety (90) days written notice to the other.

2.4                               Tenant shall have the option to renew the lease for two (2) consecutive terms (hereinafter “Extended Term #1” and “Extended Term #2” and each an “Extended Term”).  Each Extended Term shall have a term of five (5) years.

3.                                      RENT

3.1                               Tenant agrees and covenants to pay to Landlord, without offset or deduction, except as provided herein, or to such other persons or entities at such place or places as Landlord may from time to time designate in writing, an annual fixed rent in the sum set forth in Paragraph 3.2 below (“Fixed Rent”) and 3.3 below (“Percentage Rent”).  Fixed Rent shall be payable in advance on the first day of each calendar month in equal monthly installments as set forth in Paragraph 3.2 and shall not be increased, abated or diminished unless set forth herein.  Additional Rent [as herein defined in 7.2 (b)], Fixed Rent, and Percentage Rent shall be collectively referred to herein as “Rent”.

3.2                               Fixed Rent for the initial term of the Lease shall be as follows:  An annual amount of                           Dollars ($           ) payable in equal monthly installments and will commence on the Purchase Date of the project.  Unless the parties otherwise agree, the total annual Fixed Rent for Extended Term #1 and Extended Term #2 shall be equal to 105% of the annual Rent due Landlord for the final year of the expiring original term of the Lease or Extended Term #1 as the case may be, payable in 12 equal monthly installments.

3.3                               In addition to Fixed Rent, Tenant agrees to pay Percentage Rent as set forth herein. Percentage Rent during the initial term and all extension terms shall be           percent (     %) of all annual Gross Revenue, as defined in 3.4, to the extent that such revenue exceeds                 Dollars ($          ). Within 10 days after the end of each calendar month, the Tenant shall deliver to the Landlord a written statement, certified by an officer of the Tenant to be correct, showing the Gross Revenue for the preceding calendar month. If the Gross Revenue for the preceding calendar month exceeds              Dollars, ($              ) Tenant shall pay the Landlord        Percent (     %) of the excess (“Percentage Rent Estimates”) with the statement. If the total of the Percentage Rent Estimates paid by the Tenant in a lease year exceeds the total Percentage Rent required to be paid by the Tenant during that lease year, the Tenant shall receive a credit for the excess, which the Tenant shall deduct from the next payments of Percentage Rent.

3.4                               “Gross Revenue” is herein defined as the total of the sale prices of all sales of merchandise and services, whether cash or credit, including gift and merchandise certificates, credit charges, carrying charges, and all other receipts of business conducted by the Tenant. Gross Revenue does not include sums collected or paid out for sales tax, room tax, or other similar taxes.

3.5                               Tenant’s obligation to pay Rent, and all other charges payable by Tenant hereunder shall commence on the Rent Commencement Date.  If the Rent Commencement Date is not the first day of a calendar month, the first month’s rent shall be prorated, and shall be payable with the first full monthly rental due hereunder.

3.6                               “Lease Year” is herein defined as the twelve full calendar month period following the Rent Commencement Date of the term hereof and each twelve-month period thereafter.

4.                                      TENANT’S ACCEPTANCE OF THE PREMISES

4.1                               Tenant shall accept the Premises or be deemed to have accepted the Premises upon the Rent Commencement Date.

5.                                      EVIDENCE OF TITLE, COVENANT OF TITLE AND QUIET POSSESSION

5.1                               There shall be attached hereto as Exhibit C a copy of Landlord’s commitment for title insurance with respect to the Premises.

5.2                               Landlord represents and warrants to Tenant that, as of the Rent Commencement Date, Landlord will be solely vested with fee simple title to the Premises and will have full rights and lawful authority to lease the Premises to Tenant.  Landlord further represents and warrants to Tenant that there will be no liens, encumbrances, mortgages or other instruments affecting title to the Premises except (i) as are shown in Exhibit D, (ii) any mortgage, deed of interest, assignment of rents, security agreement, or any other documents or instruments evidencing or securing a loan to the Landlord, including, but not limited to, the documents set forth on Exhibit F (each a “Mortgage”); and (iii) any utility easements which may be granted by Landlord which do not interfere with the operation of Tenant’s business.  If at any time Landlord’s title or right to receive rent hereunder is disputed, or if there is a change of ownership of Landlord’s estate by act of the parties or operation of law, Tenant may deposit Rent thereafter accruing into the registry of a court of competent jurisdiction until tenant is furnished proof, satisfactory to it, as to the party entitled thereto.  Landlord covenants with Tenant to keep Tenant in quiet possession of the Premises during the term of this Lease and any extensions thereof, provided Tenant is not in default hereunder beyond any applicable cure period.

6.                                      USE OF PREMISES

6.1                               Tenant may use the Premises for operating a hotel.  No portion of the Premises shall be used for any business, establishment or purpose which violates any applicable city ordinance, rule or regulation or any other rule, regulation or restriction of any governmental agency having jurisdiction (Tenant hereby representing and warranting to Landlord that Tenant’s proposed use, as described in this paragraph, will not violate any applicable city ordinance, rule or regulation or any other rule, regulation or restriction of any governmental agency having jurisdiction) or which, as a result of its hazardous or extra-hazardous nature, would cause the casualty insurance for the Premises to be canceled or the premiums for such insurance to be increased.  Tenant shall be solely responsible, at its own expense, for obtaining any licenses or permits required for the operation of or any use of the Premises.

6.2                               Tenant hereby represents and warrants that the Premises and all parts thereof shall be in full compliance with all applicable laws, orders and regulations of all federal, state, county and municipal authorities having jurisdiction including Title III of the Americans With Disabilities Act of 1990 (collectively, “Legal Requirements”).  Except as otherwise set forth herein, Tenant at its sole cost and expense, shall be required to comply with Legal Requirements including any changes enacted subsequent to the date hereof, relating to the physical condition of all parts of the Premises, including, but not limited to, any changes in Legal Requirements that apply to (i) Tenant specific use of or manner of operation in, the Premises or (ii) to any alteration to the Premises made by Tenant, provided, that any required changes occurring during the last three years of the lease term shall be paid for by the parties in the same ratio as the remaining term of the lease bears to the useful life of  the improvements for federal income tax depreciation purposes.

7.                                      REAL ESTATE TAXES

7.1                               It is understood that until the expiration or earlier termination of this Lease, Tenant will be responsible for all special assessments for improvements to the property made during the term of this Lease, subject to the provisions of Paragraph 7.3 hereof.

7.2                               (a)                                 For purposes of this Article 7, “Real Property Taxes and Assessment(s)” shall mean any and all taxes, assessments, impositions, fees, maintenance or other county, district, state, federal and other governmental authorities, whether ordinary or extraordinary, against the owners or occupants of real property.  Real Property Taxes and Assessments for the first and last Lease Years hereunder shall, if necessary, be prorated based on a three hundred sixty-five (365) day year and apportioned between Landlord and Tenant to coincide with the Rent Commencement Date of the Lease term and vacation by Tenant of the Premises, as the case may be, such that Tenant only pays those Real Property Taxes and Assessments solely allocable to the Lease term.  Nothing contained in this Lease, however, shall be deemed or construed to require Tenant to pay or discharge:  (i) any tax which may be levied as a result of the voluntary or involuntary assignment or transfer of all or any portion of Landlord’s interest in the Premises (Tenant acknowledges, however, that the appraised value of the Premises may increase in taxes based upon the increase in appraised value), (ii) any tax upon the income, profits or business of Landlord, or (iii) any personal property taxes, capital levy, franchise, gross receipts, revenue, inheritance or estate taxes, income or profit, gift, payroll or stamp tax which may be levied against the estate or interest of Landlord, however such taxes may be designated, even though such taxes may become a lien against the Premises.

(b)                                 Tenant shall pay, as “Additional Rent”, any and all Real Property Taxes and Assessments covering the Premises before delinquency and together with any other charges, fees, or cost payable by the Tenant, provided that if the tax bill is not sent to the Premises, Tenant shall not be responsible for any delinquent payment penalties unless Landlord has provided Tenant with a copy of the tax bill at least thirty (30) days prior to its due date.

(c)                                  If a tax on rentals received from Tenant under this Lease is ever imposed during or which is applicable to the term of the Lease, Tenant shall be responsible for the same.

7.3                               (a)                                 If any general or special assessment is assessed against the Premises, the following shall apply:  Regardless of whether Landlord has elected to pay the same in installments over the longest period of time allowed by applicable law and only those installments (or partial installments) attributable to installment periods (or partial periods) falling within the term of the Lease shall be considered in determining Tenant’s tax liability.

(b)                                 If at any time during the term of this Lease any governmental subdivision shall undertake to create an improvement of special assessment district the proposed boundaries of which include the Premises, Tenant, without prejudice to the rights of Landlord with regard thereto, shall be entitled to appear in any proceeding relating thereto and present its position as to whether the Premises should be included or excluded from the proposed improvement or assessment district and as to the degree of benefit to the Premises resulting from inclusion.  Landlord shall promptly advise Tenant in writing of the receipt of any notice or other information relating to the proposed creation of any such improvement or special assessment district, the boundaries of which include the Premises.

(c)                                  To the extent permitted by law, Tenant or its designees shall (except during the last three years of the lease term) have the right to apply to have any assessment for local improvements assessed during the term of this Lease payable in annual installments.  Landlord shall permit any such application to be filed in its name, if necessary or appropriate, and shall execute any and all documents reasonably requested by Tenant to accomplish the foregoing result.

7.4                               To the extent such Real Property Tax and Assessment is paid by Tenant, Tenant shall receive the entire amount of any Real Property Tax and Assessment refunds or rebates paid to Landlord and attributed to the term of this Lease or any extension thereof except Landlord may deduct from such refund the reasonable costs incurred by Landlord in contesting any Real Property Taxes and Assessments.

7.5                               If Tenant desires to contest any ad valorem assessment or the validity of any tax and gives Landlord and the holder of any Mortgage written notice of this intention, then Tenant may contest the assessment or tax without being in default hereunder.  Tenant agrees to indemnify Landlord and hold Landlord harmless from all costs, expenses and damages of whatsoever nature arising out of any contest made by Tenant.  Tenant further agrees to comply with all applicable laws, statutes and ordinances governing tax appeals.  In any event, Tenant will not take or fail to take any action which will subject all or part of the Premises to forfeiture or loss or permit any lien to become affixed thereto.

8.                                      MAINTENANCE BY TENANT

8.1                               Tenant shall at its sole expense, maintain the Premises in good repair and condition, including exterior, interior and structural and in accordance with the terms of the Mortgage.  This is a triple net lease with Landlord having no obligation whatsoever for maintenance or repairs.

8.2                               Tenant shall keep and maintain the Premises free from waste or nuisance and shall deliver the Premises to Landlord broom clean at the expiration of this Lease, except for

(i) reasonable wear and tear and (ii) fire and casualty repairs which Tenant is not obligated to perform.  Tenant further agrees not to deface or injure the building of the Premises or overload the floor, roof, structural, mechanical, electrical or plumbing systems beyond those loads contemplated by the plans and specifications.

9.                                      ALTERATIONS, ADDITIONS AND IMPROVEMENTS

9.1                               Tenant shall not create any openings in the roof or exterior walls, not make any structural alterations, additions or improvements to the Premises without prior written consent of Landlord and if required under the Mortgage, without Lender’s prior written consent. “Lender” is set forth on Exhibit F.

9.2                               All alterations, additions or improvements made by Tenant which are permanently attached to and made part of the Premises shall become the property of the Landlord at the expiration of the Lease term and any extensions thereof.

9.3                               Tenant, in its sole discretion, shall have the right to make interior alterations or remodeling of a nonstructural nature, provided that such alterations do not diminish the value of the Premises.

9.4                               Notwithstanding the ownership of the alterations, additions or improvements to the Premises, Tenant retains the right to depreciation deductions of all such alterations, additions or improvements made at Tenant’s expense.

9.5                               Landlord and Tenant may mutually agree to construct major additions or other buildings on the Premises that are owned by the Landlord and leased to the Tenant, at which time Landlord and Tenant shall negotiate the specifics of the lease and construction which shall become an addendum to this Lease Agreement.

9.6                               Notwithstanding the provisions of this Lease, any and all alterations, additions and/or improvements shall be made in accordance with the requirements of the Mortgage.

10.                               LANDLORD’S RIGHT OF ENTRY

10.1                        Subject to Tenant’s consent, which shall not be unreasonably withheld, Landlord and its authorized agents may enter the Premises during Tenant’s normal business hours for the following purposes: (a) to inspect the general conditions and state of repair of the Premises; and (b) to show the Premises to any prospective purchaser or mortgagee.  Such entry by Landlord shall be under the supervision of Tenant.  Landlord shall not interfere with, or create a hazard to, Tenant’s normal business operations during such entry.  Landlord and Landlord’s mortgagee shall also be entitled to entry as required under the terms of a Mortgage.

11.                               UTILITIES

11.1                        From and after the Rent Commencement Date, Tenant will pay before delinquency all charges for gas, water, electricity, and any other utility services used solely on the Premises during the term hereof by Tenant.

11.2                        In the event of any interruption in service, Tenant shall diligently pursue the resumption of service, and Tenant shall not be entitled to an abatement of Rent or other claim (including, but not limited to, loss of business) as a result thereof.

12.                               ASSIGNMENTS AND SUBLEASING

12.1                        Tenant may not assign this Lease or sublease the Premises, in whole or in part, without the express written consent of Landlord, which consent shall not be unreasonably withheld.  Landlord shall consent or withhold such consent by notice to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting Landlord’s consent.  If Landlord fails to respond to Tenant’s request within such thirty (30) days period, Landlord shall be deemed to have consented to such assignment or a subletting.  It shall be unreasonable for Landlord to withhold its consent to an assignment or a subletting if the proposed assignee is reputable and experienced in the operation of any business to be conducted at the Premises which is not prohibited hereunder and is of such financial standing and responsibility at the time of such assignment or subletting as to give reasonable assurance of the payment of all rental and other amounts reserved in this Lease and compliance with all of the terms, covenants, provisions and conditions of this Lease (the parties hereto agreeing that a proposed assignee with a $5,000,000.00 net worth is herein deemed to be a sufficient financial standing to meet the requirements described directly above).  Anything herein to the contrary notwithstanding, Tenant may assign this Lease or sublease the Premises, in whole or in part, without the express written consent of the Landlord to:

(i)                                     any corporation into which or with which Tenant has merged or consolidated;

(ii)                                  any parent, subsidiary, successor, or affiliated corporation of Tenant;

(iii)                               any corporation which acquires all or substantially all of the assets or issued and outstanding shares of capital stock of Tenant;

(iv)                              any partnership, the majority interest of which shall be owned by the parent of Tenant;

provided that the resulting entity from such merger or consolidation or the transferee, other than a parent, subsidiary or affiliated corporation of Tenant, from any such acquisition, shall have a net worth not less than Tenant’s prior to the merger, consolidation, or acquisition; and provided further any such assignee or successor shall agree in writing to assume and perform all of the terms and conditions of this Lease on Tenant’s part to be performed from and after the effective date of such assignment or subletting, so long as the resulting entity’s use of the Premises does not violate any provision of this Lease, any Mortgage, or any applicable governmental law, rule or regulation.  No assignment or subletting shall operate to release Tenant of liabilities and obligations arising hereunder, which shall continue in full force and effect.

12.2                        Landlord shall have the absolute right to assign or otherwise transfer its interest in the Lease, the Premises or any part thereof.  Tenant shall make all payments required under this Lease to Landlord, or its successors in interest, unless and until Tenant is notified in writing of an assignment, and Tenant shall not be liable to any assignee for any rentals due hereunder until tenant is so notified.  The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Premises at the time in question.  In the event of any transfer or transfers of the title hereto, the Landlord herein named (and, in the case of any subsequent transfer of conveyance, the then transferor) shall be automatically freed and relieved from and after the date of such performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, and any such transferee shall be deemed without any further action to have assumed the covenants and obligations on the part of Landlord contained in this Lease arising after the date of such transfer.  The Landlord who has been relieved from all liability with respect to the performance of covenants or obligations on the part of Landlord contained in this Lease after the transfer shall remain liable to Tenant for all obligations of Landlord arising prior to such transfer (and the same shall survive the transfer and/or any subsequent termination of Lease).

12.3                        Notwithstanding Section 12.1 and 12.2 above, so long as the Mortgage on the Premises remains outstanding, Landlord or Tenant may not assign or otherwise transfer its interest in the Lease and Tenant may not sublease its interest in the Lease, without prior written consent of the Lender.

13.                               INSURANCE

13.1                        Tenant shall, at all times during the term of this Lease, or any extension hereof, at Tenant’s sole cost and expense, and as applicable insurance premiums payable through Additional Rent hereunder, maintain full and adequate insurance for the Premises including, but not limited to, insurance of the following character:

(a)                                 Insurance against loss by fire and lightning and insurance against risks customarily covered by extended coverage endorsement including, but not limited to, loss by windstorm, tornado, hail, explosion, riot (including riot attending a strike), civil commotion, aircraft, vehicles, smoke damage and vandalism and malicious mischief in amounts sufficient to prevent Landlord or Tenant from being a coinsurer of any loss under the applicable policies, but in any event in amounts not less than the Full Insurable Value of all buildings and other improvements constituting a part of the Premises.  The term “Full Insurable Value” as used herein means the current value for actual replacement costs, including cost of debris removal.  Such policy of insurance shall be endorsed so as to provide loss of rental income coverage to Landlord for a period of not less than one (1) year.  Notwithstanding the foregoing, Landlord shall only be required to maintain flood and earthquake insurance with respect to the Premises if Landlord’s Lender required that such insurance be maintained or if such insurance is readily available at customary rates.

(b)                                 Comprehensive general public liability insurance with broad form endorsement covering the legal liability of Landlord and Tenant against claims for bodily injury, death or property damage occurring on, in or about the Premises in the minimum amounts of $1,000,000.00 for each claim for bodily injury or death with respect to one occurrence and $3,000,000.00 in the aggregate, and $250,000.00  for all claims for property damage with respect to any one occurrence and $500,000.00 in the aggregate, and $250,000.00 in business interruption insurance.

(c)                                  Landlord, and holder of any Mortgage, shall be listed as additional insured on all policies mentioned above.

(d)                                 Such other insurance as required by a Mortgage.

13.2                        Such insurance shall be written by companies of recognized financial standing which are well rated by national rating organizations and are legally qualified to issue such policies of insurance in the State where the Premises are located, and shall name as the insured parties: (i) landlord as loss payee under all casualty and loss of rental income insurance policies and as an additional insured under all liability insurance policies; (ii) any mortgagee of Landlord holding a lien or security interest against the Premises or this Lease under standard mortgagee’s endorsements; and (iii) Tenant as its interest may appear.  The foregoing coverage shall be reviewed annually upon request by either Landlord or Tenant and adjusted to reflect increases in replacement or other costs to levels consistent with sound property management.  Tenant shall pay Landlord’s insurance premiums for the foregoing insurance within thirty (30) days after receipt of an invoice therefor.  If Landlord and Tenant agree that Tenant’s blanket liability insurance is adequate to protect both Landlord and Tenant, then Landlord shall not be required to carry the insurance coverage set forth in sub clauses (a) and (b) of Paragraph 13.1, and Tenant shall cause Landlord and any mortgagee of Landlord to be named as additional insureds under such blanket liability insurance policy.

13.3                        Every policy of insurance required hereunder shall provide that thirty (30) days prior written notice of cancellation shall be given to Landlord and any mortgagee of Landlord and shall not be invalidated by any act or neglect of Landlord or Tenant or any owner of the Premises or any interest therein, nor by any foreclosure or any other proceedings or notices thereof relating to the Premises or any interest herein, nor by any change in the title or ownership of the Premises or interest therein.  Tenant shall promptly deliver to Landlord and such mortgagee original or duplicate policies or certificates of insurance evidencing all the insurance which is required to be maintained by Tenant.  Tenant shall within thirty (30) days prior to the expiration of any such insurance, deliver other original or duplicate policies or certificates of insurance evidencing the renewal of such insurance.  If Landlord or Tenant fails to maintain such insurance, then either party shall be entitled to purchase such insurance on behalf of the other and the defaulting party agrees to reimburse the other for such amounts so expended in the purchase of such insurance within ten (10) days after written demand therefor.

14.                               INDEMNITY

14.1                        Tenant shall pay and shall protect, indemnify, defend and hold Landlord and Landlord’s agents, officers, directors, shareholders, partners and employees harmless from and against any and all liabilities, losses, damages, cost, expenses (including without limitation, reasonable attorney’s fees and cost of litigation), causes of action, suits, claims, demands or judgments of any nature arising, or alleged to arise, from or in connection with:  (i) any injury to or the death of any person, or any damage to property on or in the Premises in any manner arising out of or connected with Tenant’s use, occupancy, maintenance or repair of the Premises or any portion thereof or in connection with the actions or omissions of Tenant, its employees, agents, contractors, subcontractors, business invitees or licensees on or about the Premises except to the extent caused by Landlord’s negligence or willful misconduct; and (ii) any violation by Tenant of any law, rule, regulation, ordinance or restriction now or hereafter in effect which is Tenant’s obligation to comply with hereunder and applicable to the Premises or to Tenant or its business property except to the extent caused by Landlord’s negligence or willful misconduct.

14.2                        Landlord shall pay and shall protect, indemnify, defend and hold Tenant, its agents, officers, directors, shareholders, partners and employees harmless from and against any and all liabilities, losses, damages, costs, expenses (including, without limitation, reasonable attorney’s fees and costs of litigation), causes of action, suites, claims, demands or judgments of any nature arising, or alleged to arise, from or in connection with:  (i) any injury to or death of any person, or any damage to property on or in the Premises in any manner arising out of , or connected with the actions or omissions of Landlord, its employees, agents, contractors or subcontractors, on or about the Premises except to the extent caused by Tenant’s negligence or willful misconduct; or (ii) any violation by Landlord of any provisions of this Lease or of any law, rule, regulation, ordinance or restriction, no or hereafter in effect which is Landlord’s obligation hereunder to comply with hereunder.

15.                               RELEASE AND WAIVER OF SUBROGATION

15.1                        To the extent covered by insurance, Landlord and Tenant hereby waive and release each other from any and all rights or recovery, claim, action or cause of action against each other, their agents, officers, directors, partners and employees, for any loss or damage that may occur to the Premises, or personal property including building contents within the Premises, by reason of fire or the elements of nature regardless of cause or origin, and for death or injury to persons or property occurring in or about the Premises, including negligence of Landlord or Tenant and their agents, officers, directors, partners and employees.  Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to any insurance company or any other person, Landlord and Tenant agree immediately to give to each of their respective insurance companies which has issued to it policies of insurance, written notice of the terms of mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed to prevent the invalidation of such insurance coverage by reason of these waivers.

16.                               FIRE AND CASUALTY DAMAGE

16.1                        If all or any part of the Premises is damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice to thereof to Landlord and any mortgagee of Landlord.

16.2                        If the Premises should be damaged by fire or other casualty such that rebuilding or repairs cannot be completed within two hundred ten (210) days from the date of such damage, Landlord may, within thirty (30) days of the determination of the number of days necessary to restore the Premises, terminate this Lease on written notice to Tenant.  In the event Landlord does not terminate the Lease, Tenant’s obligation to pay Rent and other charges pursuant to the Lease shall continue.

16.3                        (a)     Except as otherwise expressly set forth herein and to the extent there is adequate insurance, Landlord shall proceed forthwith to rebuild or repair the Premises to substantially the condition which existed prior to such damage except that Tenant shall have the right to require Landlord to make changes to the Premises in the course of such restoration that do not diminish the value thereof.  If the cost and expense of restoration of the Premises is increased by any change or changes made by Tenant or if Landlord is damaged by any delay caused solely by such change or changes, then Tenant shall pay Landlord, as other charges, promptly upon demand, the amount or amounts by which the cost or expense of restoration of the premises was thereby increased and the amount by which Landlord was damaged by such delay.

(b)                                 If the Premises should be damaged during the final eighteen (18) full calendar months of the initial term hereof or any extension of the initial term as provided herein, there shall be no requirement to rebuild or repair such damage and this Lease shall automatically terminate and rent and all additional charges shall be abated as of the date of such damage, unless Tenant shall exercise its option to extend the term hereof, if any is contained herein, in which case Landlord shall proceed forthwith to rebuild or repair such damage.

(c)                                  If the existing laws do not permit restoration of the Premises to substantially the same condition as they were in immediately before destruction (which shall mean that the Premises, as restored, would have comparable amenities and ambiance, for example, ceiling height, access, colors, lighting and windows), then Tenant, at its option, may (i) elect to have Landlord restore the Premises so as to comply with the then existing laws or codes, or (ii)  terminate this Lease immediately by giving written notice to Landlord, in which case the Lease shall cease as of the date of destruction.

16.4                        The determination of whether the Premises can be rebuilt or repaired within two hundred ten (210) days from the date of any damage shall be in the mutual judgment of both Landlord and Tenant.  If Landlord and Tenant cannot agree, the determination shall be made by and independent contractor mutually acceptable to both Landlord and Tenant.

16.5                        If Landlord does not commence to rebuild the Premises within thirty (30) days from the date of the casualty, (commencement meaning taking such steps as drawing plans, applying for permits or working to obtain insurance proceeds), and with reasonable dispatch continue to restore the Premises, Tenant shall have the right, upon giving notice to Landlord, in addition to other remedies available to Tenant at law or in equity, to terminate this Lease on written notice to Landlord, and all rent and all additional charges shall be abated as of the date of such notice.

16.6                        This insurance proceeds with respect to any damage or destruction of the Premises shall be applied solely to the cost of the repair of replacement of the damage or destruction with any excess insurance belonging to Landlord.  In the event the casualty is not covered by the insurance required to be carried by Landlord and/or Tenant then Landlord shall not be obligated to rebuild the Premises to the extent of such insufficiency, and Landlord may terminate the Lease; provided, however, if Tenant elects to pay for the cost of restoration not covered by Landlord’s insurance policy, then the Landlord shall not have a termination right.

16.7                        Notwithstanding the foregoing, so long as Landlord is in compliance with the terms of its Mortgage as they relate to fire and casualty damage provisions under the Mortgage, Landlord shall not in default under this Section.

17.                               CONDEMNATION

17.1                        (a)                                 In the event all of the Premises is taken or condemned by any competent authority or sold under threat thereof, then this Lease shall be automatically terminated on the date when the condemning authority takes possession of the Premises.

(b)                                 In the event any part of the Premises is taken or condemned by any competent authority or sold under threat thereof and the part not so taken is insufficient for the reasonable operation of Tenant’s business, Tenant shall have the right:  (a) to terminate this Lease as of the earlier of the date of title transfer or the date of the taking of possession by the condemning authority in which event the terms hereof and Rent and all other charges shall be abated and any unearned Rent paid or credited will be refunded by Landlord to Tenant; or (b) to continue the Lease in full force and effect with a reduced Fixed Rent commensurate with the reduced area and/or reduced utility of the Premises, in lieu of the amount of rental herein above provided, which reduced rental will become effective upon the date of the condemning authority takes possession.  Tenant shall elect among these rights and give notice to Landlord of its election within sixty (60) days after the date when possession of the portion of the Premises is required by the condemning authority.

17.2                        If this Lease does not terminate as set forth herein, then the award or payment for the taking shall be paid to and used by Landlord to restore the Premises, and Landlord shall, except as otherwise provided in this paragraph, commence, and with reasonable dispatch continue, out of the proceeds of the award to restore the portion of the Premises, remaining after the taking to substantially the same condition and tenant ability as existed immediately preceding the taking, except that Tenant shall have the right to require Landlord to make changes to the Premises in the course of such restoration that do not diminish the value thereof, provided that if the cost and expense of restoration of the Premises is increased by any change or changes made by Tenant or if Landlord is damaged by and delay caused by such change or changes, then Tenant shall pay to Landlord, as other charges, promptly upon demand the amount by which the cost and expense of restoration of the Premises was thereby increased and the amount by which Landlord was damaged by such delay.

17.3                        If Landlord does not commence within thirty (30) days of receipt of the award, and with reasonable dispatch continue, to restore the portion of the Premises, as aforesaid (commencement meaning taking such steps as drawing plans or applying for permits), Tenant shall have the right, upon giving notice to Landlord, to restore the Premises itself and Landlord shall promptly pay to Tenant the amount of such award necessary to restore the Premises.  If the amount of the award is insufficient to cover the cost of restoration and neither Landlord nor Tenant is willing to pay the difference, then either party may terminate this Lease unless the other party nullifies such termination by agreeing to pay the difference.

17.4                        Termination of this Lease because of condemnation shall be without prejudice to the rights of either Landlord or Tenant to recover from the condemning authority compensation and damages for the injury and loss sustained by them as a result of the taking, and Tenant shall have the right to make a separate claim against the condemning authority for the reasonable value of Tenant’s trade fixtures and leasehold improvements, if any, furniture, personal property, interruption or dislocation of business in the Premises, loss of good will and for moving and remodeling expenses; provided, however, if the laws of the jurisdiction where the Premises is located do not allow Tenant to make a separate claim for the above described items, then the award for the same shall come out of Landlord’s award.  Except as specifically provided herein, any and all awards or proceeds payable shall belong solely to Landlord and Tenant hereby disclaims any right or interest therein.

17.5                        Notwithstanding the foregoing, so long as Landlord is in compliance with the terms of its Mortgage as they relate to condemnation provisions under the Mortgage, Landlord shall not in default under this section.

18.                               DEFAULT

18.1                        (a)  Tenant shall be in default under this Lease (a “Tenant Default”) if any of the following events shall occur:

(i)                                     If Tenant shall fail to pay any Rent, or any other charge due hereunder when due and the failure shall continue for a ten (10) day period after Landlord shall have given Tenant written notice of Tenant’s failure to pay, it being understood and agreed that if Tenant fails to pay any Rent or any other charge when due and such failure occurs twice in any 12-month period, then thereafter Tenant shall pay to Landlord, in addition to any other penalty hereunder, and administrative charge for each subsequent late payment equal to One Thousand Dollars ($1,000.00).

(ii)                                  If Tenant shall fail to perform any of its other obligations under this Lease and the failure shall continue for a thirty (30) day period after Landlord shall have given Tenant written notice of its failure to perform.

(b)                                 Notwithstanding the foregoing, if Tenant shall fail to perform an obligation, other than an obligation to pay Rent, and the failure cannot be cured by Tenant within thirty (30) days after Landlord shall have given written notice of the failure, Tenant shall not be in default if Tenant commences to cure the failure within the thirty (30) day period and diligently thereafter prosecutes the cure to completion.

18.2                        If a Tenant Default shall occur under this Lease, Landlord may elect any one or more of the following remedies:

(a)                                 Landlord may terminate this Lease and repossess the Premises with due process of law.  In such event, Landlord shall be entitled to recover from Tenant:  (i) the amount of any unpaid Rent and other charges that are owed by Tenant to Landlord at the time of such termination, together with interest thereon at the rate specified in Paragraph 18.2(b) hereof; (ii) (x) all Rent and other charges payable by Tenant to Landlord for the unexpired term of the Lease (as same may have been extended), discounted to present value at the prime rate of interest published in the Wall Street Journal on the date of termination (or, if such rate of interest is no longer published on such date, then such comparable rate of interest published by a financial periodical of recognized standing as may be selected by Landlord in its good faith discretion), less (y) the fair market value of the Premises for such unexpired term (as same may have been extended) also discounted to present value at such interest rate; (iii) Landlord’s reasonable attorney’s fees and costs of litigation incurred in enforcing its remedies against Tenant; and (iv) any and all other sums owed by Tenant and actual (not consequential) damages which Landlord could not have reasonably prevented which arise as a result of Tenant’s default which are attributable to periods of time up to and including the date when Tenant vacated the Premises.

(b)                                 Landlord may terminate Tenant’s right of possession without terminating the Lease and may repossess the Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant in which event Landlord shall use reasonable efforts to re-let the Premises or any portion thereof for the account of Tenant for such Rent and upon such terms as shall be satisfactory to Landlord.  If Landlord, after using reasonable efforts, shall be unable to re-let the Premises, or if the same are re-let and a sufficient sum shall not be paid by Tenant, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental and other sums reserved in this Lease for such period or periods or if the Premises have been re-let, Tenant shall satisfy and pay any such deficiency upon written demand therefor from time to time.  Landlord shall also be entitled to recover as damages all of Landlord’s reasonable expenses of reentering, repossessing, re-letting (including market-rate leasing commissions attributable to the unexpired term) and repairing the Premises, reasonable sums expended by Landlord in good faith in order to remodel the Premises for subsequent occupants, the Rent from which will operate to reduce Tenant’s liability hereunder, Landlord’s reasonable attorney’s fees and cost of litigation, and any and all other sums owed by Tenant or actual (not consequential) damages suffered by Landlord which Landlord could not reasonably prevent, as a result of Tenant’s Default.  Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 18.2(b) from time to time, and that no delivery or recovery of any portion due Landlord hereunder shall be a defense to any subsequent action brought for any amount not therefore reduced to judgment in favor of Landlord, nor shall such re-letting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord.  Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, in which event the provisions of Paragraph 18.2(a) hereof shall apply.

(c)                                  Landlord may enter upon the Premises and/or do whatever Tenant is obligated to do under the terms of this Lease and Tenant agrees to reimburse Landlord upon demand for any reasonable expenses Landlord may incur in effecting compliance with Tenant’s obligation under this Lease.

(d)                                 Landlord may bring a suit against Tenant in a court of competent jurisdiction in order to collect all sums owed by Tenant as a result of Tenant’s Default.  If Landlord does not elect to terminate this Lease on account of a Tenant Default, Landlord may, from time to time, without terminating this Lease, recover all Rent and other charges payable by Tenant hereunder as they become due under this Lease in one or more successive suits.

(e)                                  Landlord may exercise any and all other remedies available to Landlord at law or in equity; provided, however, that Landlord shall never be entitled to any acceleration of Rents which are not (i) discounted to present value, and (ii) reduced by the fair market value of the Premises, as provided in Paragraph 18.2(a) hereof.

18.3                        Tenant covenants and agrees that the receipt by Landlord of Rent or other charges with or without knowledge of the breach of any provision of this Lease, shall not be deemed a waiver of such breach, shall not reinstate this Lease or Tenant’s right to possession if either or both have been terminated, and shall not otherwise affect any notice, action or election by Landlord.  Further, in the event that this Lease or Tenant’s right to possession of the Premises have been terminated, Tenant agrees to surrender possession of the Premises.  The remedies of Landlord under Section 18.2 shall be cumulative, and not exclusive, and may be exercised by Landlord concurrently and whenever and as often as may be necessary.

18.4                        In the event this Lease is assigned or sublet by Tenant and should any default occur requiring notice as provided in this paragraph, Landlord agrees that it will furnish Tenant with a copy of the notice at the same time it is sent to the assignee or sub lessee.  In the event that the default is not corrected by the assignee or sub lessee during the specified time periods, Tenant shall have an additional period of ten (10) days to correct the default, and, upon correction of the default, Tenant shall have the right and option to resume actual possession of the Premises as Tenant for the unexpired term of this Lease.

18.5                        Except for cure periods expressly set forth in this Lease which shall govern and control, should there be any default or breach of this Lease on the part of Landlord,  Tenant shall give Landlord and Landlord’s mortgagees notice thereof, and should Landlord or Landlord’s mortgagees fail to commence to correct the breach or default within thirty (30) days after the notice (or such longer time as necessary so long as Landlord or Landlord’s mortgagees have commenced the cure and are diligently prosecuting the cure to completion), Tenant may give Landlord and Landlord’s mortgagees a second notice which notice shall set forth the steps Tenant intends to take effectuate the cure and the approximate anticipated costs of the cure.  If Landlord and Landlord’s mortgagees fails to correct the breach or default within five (5) days of such second notice and diligently pursue same to completion, then Tenant may, as its sole remedy, either (i) cure the breach or default and deduct the reasonable cost, including interest at the rate described in Paragraph 18.6(b) below, from rentals due or to become due Landlord or (ii) Tenant may sue Landlord for its damages.  If Tenant has not been reimbursed for its reasonable cost in remedying Landlord’s breach or default at the expiration of the term of this Lease, or if Landlord is indebted to Tenant because of a breach or default of this Lease at the expiration of the term, Tenant may, at its option, extend this Lease on the same terms and conditions then in effect until the costs and indebtedness are fully paid by application of all rental thereto.

18.6                        (a)                                 Neither the Landlord nor Tenant shall have any right arising from a failure to perform or remedy against the other unless a default shall have occurred.

(i)                                     Except for defaults arising from a failure to pay Fixed Rent, Percentage Rent or Additional Rent, no default shall be deemed to have occurred if and so long as Tenant or Landlord, as the case may be, shall be delayed in, or prevented from, curing the underlying failure to perform by Force Majeure (as such term is defined in Article 33).

18.7                        (a)                                 If a dispute shall arise between the parties as to the performance of any obligation, a party contending that an obligation is the other party’s duty may perform the obligation under protest.  The performance of any obligation under protest shall not be regarded as voluntary performance.  A party which shall have performed an obligation under protest shall have the right to bring suit for the recovery of the cost and expense of performance.  If it shall be determined that the other party was required to perform the obligation, the other party shall reimburse the party that performed the obligation under protest for the cost and expenses of performance.

(b)                                 Any payment due from either Landlord or Tenant to the other which is past due for over ten (10) days shall bear interest at the lesser of: (i) the maximum lawful rate; or (ii) twelve percent (12%) per annum except in the case of Tenant’s failure to timely pay Rent, such interest to be calculated from the first day of such installment of Rent was due.

19.                               BANKRUPTCY OR INSOLVENCY

19.1                        If at any time during the term hereof proceedings in bankruptcy shall be instituted by or against Tenant that result in an adjudication of bankruptcy, or if Tenant shall file, or any creditor of Tenant shall file any petition under any provision of the United States Bankruptcy Code, as the same is not in force or may hereafter be amended and Tenant be adjudicated bankrupt, or if a receiver of the business or assets of Tenant be appointed and this appointment not be vacated within sixty (60) days after notice to Tenant, or Tenant makes an assignment for the benefit of creditors, or any sheriff, marshal, constable, or keeper takes possession of any assets of Tenant by virtue of any attachment or execution proceedings and offers same for sale publicly, then Tenant shall be in default hereunder and Landlord may, in addition to any other remedies available to Landlord, at its option, in either or any of these events, immediately take possession of the Premises and terminate this Lease.  Upon this termination, all installments of Rent earned to the date of termination and unpaid shall at once become due and payable, and in addition thereto Landlord shall have all rights provided by the bankruptcy laws relative to the proof of claims on an anticipatory breach of an executory contract.

19.2                        Notwithstanding any provision in this Lease to the contrary, neither bankruptcy, insolvency, nor the appointment of receiver or trustee shall affect this Lease so long as the obligations of Tenant are being performed by the Tenant or its successors in interest.

20.                               OPTION TO TERMINATE LEASE

20.1                        Notwithstanding provisions in this Lease to the contrary, at any time during this Lease, Landlord shall have the right to terminate the Lease Agreement upon 90 days’ notice to Tenant.

21.                               WAIVER

21.1                        The failure of Landlord or Tenant to insist upon prompt and strict performance of any of the terms, conditions or undertakings of this Lease, or to exercise any right herein conferred, in any one or more instances, shall not be construed as a waiver of the same or any other term, condition, undertaking, right or option.

22.                               NOTICES TO TENANT

22.1                        Any notice required to be given to Tenant under the terms of this Lease shall be effective upon receipt by Tenant or refusal to accept delivery, provided such notice is in writing and mailed via registered or certified mail, return receipt requested or by overnight courier providing proof of delivery to the appropriate address as Tenant may furnish to Landlord in writing.

23.                               NOTICES TO LANDLORD

23.1                        Any notice required to be given to Landlord under the terms of this Lease shall be effective upon receipt by the Landlord or refusal to accept delivery, provided such notice is in writing and mailed via registered or certified mail, return receipt requested or sent by overnight courier providing proof of delivery to Landlord at the address given on page one of the Lease, or to such other address as Landlord may furnish to Tenant in writing.  Rental payments shall be forwarded to Landlord at the referenced address via first class mail.  If at any time or from time to time, if there shall be more than one Landlord, the Landlords shall designate a party to receive all notices and Rent payments, and service upon or payment to the designated party shall constitute service upon or payment to all.  Tenant shall not be required to issue multiple checks for any single payment or Rent or other charges hereunder.

24.                               RECORDATION, SHORT FORM

24.1                        Landlord agrees, upon Tenant’s request, to execute a short form of this Lease, entitled Memorandum of Lease in the form of Exhibit G.  Tenant may record the Memorandum of Lease at its expense following the effective date hereof.  The provisions of this Lease shall control, however, with regard to any omissions from the Memorandum of Lease.  Except for such Memorandum of Lease, Tenant agrees not to record this Lease.

25.                               PARTIES BOUND

25.1                        The terms, covenants, agreements, conditions and undertakings contained herein shall be binding upon and shall inure to the benefit of the heirs, successors in interest and assigns of the parties hereto.  Where more than one party shall be the Landlord in this Lease, the word “Landlord”, whenever used in this Lease, shall include all Landlords jointly and severally.

26.                               ENTIRE AGREEMENT; MODIFICATION; SEVERABILITY; CONSTRUCTION

26.1                        This Lease contains the entire agreement between the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, entered into prior to the execution of this Lease, will alter the covenants, agreements and undertakings herein set forth.  This Lease shall not be modified in any manner, except by an instrument in writing executed by the parties.  If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.  The terms and provisions of this Lease shall not be construed against or in favor of a party hereto merely because such party or its counsel is the draftsman of this Lease.

26.2                        Notwithstanding the foregoing, so long as the Mortgage on the Premises remains outstanding, neither Landlord nor Tenant shall amend, modify, surrender, terminate or cancel this Lease, without Lender’s prior written consent.

27.                               NUMBER AND GENDER

27.1                        All of the terms and words used in this Lease, regardless of the number and gender in which they were used, shall be deemed and construed to include any other number (singular and plural), and any other gender (masculine, feminine or neuter), as the context or sense of this Lease or any paragraph or clause hereof may require, the same as if the words had been fully and properly written in the number and gender.

28.                               EXHIBITS

28.1                        All exhibits, attachments and addenda referred to herein shall be considered a part hereof for all purposes with the same force and effect as if copied at full length herein.  The exhibits attached hereto are listed as follows:

Exhibit A - LEGAL DESCRIPTION

Exhibit B - NOTICE OF LEASE

Exhibit C - LANDLORD’S TITLE COMMITMENT

Exhibit D - LIENS, ENCUMBRANCES, MORTGAGES AFFECTING TITLE

Exhibit E - ACCEPTANCE LETTER

Exhibit F - MORTGAGES

Exhibit G - MEMORANDUM OF LEASE

29.                               LIENS

29.1                        If, because of any act or omission of Tenant, a mechanic’s or other lien or order for the payment of money shall be filed against the Premises, Tenant shall, at Tenant’s own cost and expense, within thirty (30) business days after notice of the filing thereof, cause the same to be canceled and discharged of record, or furnish Landlord with a surety bond in form and issued by a surety company reasonable acceptable to Landlord, protecting Landlord and the Premises from any loss because of nonpayment of such lien claim.  In the event Tenant does post bond, Tenant shall be entitled to compliance with all applicable laws regarding such contest and shall never permit the Premises or any part thereof to be subjected to forfeiture as a result of any such item.

30.                               LAST EXECUTION AND EFFECTIVE DATE

30.1                        This Lease shall be effective on the date set forth in the first Paragraph hereof.  Any reference contained in this Lease to the “Date of Lease Execution” or “date hereof” shall mean the last date on which any party required to execute or initial this Lease does so, and such date shall be set forth in the first Paragraph of this Lease where indicated.

31.                               NO PARTNERSHIP FORMED

31.1                        Landlord does not become a partner of Tenant in the conduct of its business or otherwise, or a joint venture or a member of a joint enterprise with Tenant by virtue of this Lease and nothing contained herein shall ever cause either party to become liable for the debts or obligations of the other.

32.                               AUTHORITY TO EXECUTE LEASE

32.1                        Tenant and Landlord each warrant and represent that the party signing this Lease on behalf of each has authority to enter in this Lease and to bind Tenant and Landlord respectively to the terms, covenant and conditions contained herein.  Each shall deliver to the other, upon request, all documents reasonably requested by the other evidencing such authority including, without limitation, a copy of all corporate resolutions, consents or minutes reflecting the authority of persons or parties to enter into agreements on behalf of Tenant or Landlord.

33.                               FORCE MAJEURE

33.1                        Landlord and Tenant shall be excused for the period of any delay in performance of any obligations hereunder when prevented from doing so by an event of Force Majeure or by cause or caused beyond either party’s control which shall include, without limitation, all labor disputes, civil disturbance, war, warlike operations, invasions, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fires or other casualty, inclement weather, inability to obtain any permits, material, service or equipment or acts of God.  Nothing contained in this paragraph shall excuse either party from paying the other party any sums due hereunder and Landlord’s inability to obtain financing shall not constitute Force Majeure or otherwise extend any time periods set forth herein for the performance of Landlord’s obligations.

34.                               BROKERS

34.1                        Tenant and Landlord represent and warrant to each other that such party has not had any dealings with any realtor, broker or agent in connection with this Lease or the negotiation thereof and each party agrees to defend, indemnify, and hold the other party harmless form any claim, cost, expense or liability, including without limitation, reasonable attorney’s fees, for any breach of this representation by the other.

35.                               HAZARDOUS WASTE

35.1                        “Hazardous Substance” shall mean the following without limitation:

(a)                                 Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

(b)                                 Those substances listed in the United States Department of Transportation Table (40 CFR 172.101 and any amendment thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and any amendments thereto);

(c)                                  Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or the United States government, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and

(d)                                 Any materials, waste or substance which is (1) asbestos, (2) polychlorinated biphenyls, (3) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 107 of the Clean Water Act (33 U.S.C. 1371); (4) and explosive; (5) radioactive; or (6) gasoline, diesel fuel, kerosene or other petroleum products not contained in an underground storage tank upon the Premises.

35.2                        “Environmental Laws” shall mean any federal, state or local law, statute, ordinance, or regulation pertaining to health , industrial hygiene, or the environmental conditions on, under or about the Premises, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) as amended, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42  U.S.C. Sections 6901 et seq.

35.3                        Notwithstanding any provision herein to the contrary, Landlord agrees to indemnify, defend and hold harmless the Tenant from and against any claims, suits and/or causes of action, costs and fees, including attorney’s fees, arising from a violation of such representation and warranty except to the extent the same may be caused by Tenant and Tenant’s agents, employees, contractors and invitees.  This provision shall survive termination of this Lease.

35.4                        Tenant represents and warrants to Landlord that it will not use, store, sell, release, generate or dispose of or otherwise introduce any Hazardous Substance in or from the Premises in violation of any Environmental Laws.  Tenant agrees to indemnify, defend and hold harmless Landlord from and against any claims, suits and/or causes of action, costs and fees, including attorney’s fees, arising from a violation of such representation and warranty except to the extent the same may be caused by Landlord and Landlord’s agents, employees, contractors, and invitees.  This provision shall survive termination of this Lease.

36.                               SURRENDER OF PREMISES

36.1                        Tenant shall, upon the expiration of the term of this Lease, or any earlier termination of this Lease for any purpose, surrender to Landlord the Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Premise, shall be surrendered to Landlord by Tenant without any damage, injury or disturbance thereto or payment therefor.

37.                               ATTORNEY’S FEES

37.1                        If at any time either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses, attorney’s fees and disbursements incurred therein by the successful party.

38.                               ESTOPPEL

38.1                        At any time and from time to time either party, upon request of the other party or Landlord’s mortgagee, will execute, acknowledge and deliver and instrument stating, if the same be true, that this Lease is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of Rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant or Landlord, as the case may be, to be performed, and that as of such date no default has been declared hereunder by either party and such other matters as may be reasonably requested.  Such instrument will be executed by the other party and as may be reasonable requested.  Such instrument will be executed by the other party and delivered to the requesting party within ten (10) business days of receipt of a request therefor.

39.                               MISCELLANEOUS

39.1                        THIS LEASE SHALL BE DEEMED TO BE MADE IN AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED, AND ALL OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE PERFORMABLE IN THE COUNTY IN WHICH THE PREMISES IS LOCATED.  EACH PARTY AND THEIR RESPECTIVE COUNSEL HAVE PARTICIPATED IN THE PREPARATION AND NEGOTIATION OF THIS AGREEMENT AND, ACCORDINGLY, THE NORMAL ROLE OF CONSTRUCTION THAT AMBIGUITIES ARE TO BE RESOLVED AGAINST THE DRAFTING PARTY SHALL NOT BE EMPLOYED IN THE INTERPRETATION HEREOF.

39.2                        Time is of the essence of this Lease.

39.3                        The captions in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

39.4                        This Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed as of the dates set forth below for Landlord and Tenant.

LANDLORD:	LF3 , LLC
a Delaware limited liability company

BY: Lodging Fund REIT III OP, LP
ITS: Sole Member

By: Lodging Fund REIT III, Inc.
Its: General Partner

By: Corey R. Maple
Its: Chief Executive Officer and Secretary

TENANT:	LF3 TRS, LLC
a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc.
Its: Sole Member

By: Corey R. Maple
Its: Chief Executive Officer and Secretary

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

NOTICE OF LEASE

As provided by the terms of the Lease Agreement (the “Lease”) dated                , 2019 between the undersigned parties leasing premises described as follows:

The land and all buildings and improvements thereon, situated in the County of       , State of          , described as follows:

(Signatures on the Following Page)

The undersigned hereby establish and agree (i) the initial term of Lease commenced on                 , 2019; (ii) the initial term of the Lease will expire on                  , 2029, unless Tenant exercises its renewal options as set forth in the Lease.

LANDLORD:	LF3 , LLC
a Delaware limited liability company

BY: Lodging Fund REIT III OP, LP
ITS: Sole Member

By: Lodging Fund REIT III, Inc.
Its: General Partner

By: Corey R. Maple
Its: Chief Executive Officer and Secretary

Date:

TENANT:	LF3 TRS, LLC
a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc.
Its: Sole Member

By: Corey R. Maple
Its: Chief Executive Officer and Secretary

Date:

EXHIBIT C

LANDLORD’S TITLE COMMITMENT

EXHIBIT D

LIENS, ENCUMBRANCES, MORTGAGES AFFECTING TITLE

EXHIBIT E

ACCEPTANCE LETTER

                                  , 2019

LF3             , LLC

1635 43rd Street South, Suite 205

Fargo, ND 58103

Re:                             Lease Agreement dated effective                  , 2019 (the “Lease”) by and between LF3             , LLC (“Landlord”) and LF3              TRS, LLC (“Tenant”) concerning certain premises located in the Town of             , County of       , State of            (the “Premises”)

Gentlemen:

Tenant hereby confirms to Landlord and any mortgagee of Landlord holding a lien or security interest in the Premises and/or the Lease as follows:

1.                                      Tenant is in full and complete possession or the Premises, such possession having been delivered by Landlord and accepted by Tenant.

3.                                      All duties or obligations of an inducement nature required of Landlord under the Lease have been fully and completely fulfilled and performed.

LF3 TRS, LLC
a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc.
Its: Sole Member

By: Corey R. Maple
Its: Chief Executive Officer and Secretary

Date:

EXHIBIT F

MORTGAGE

EXHIBIT G

MEMORANDUM OF LEASE